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                                                                   EXHIBIT 4(b)


    CU BANCORP
    INCENTIVE STOCK OPTION
    (EMPLOYEE)

Optionee:

         CU Bancorp (the "Company"), pursuant to its 1993 Employee Stock Option Plan (the "1993 Employee Plan"), has on February 7, 1996 granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended (the "Code").

         The details of your option are as follows:

         1. The total number of shares subject to this option is__________. None of the options will be exercisable during the first 12 months from the date of the grant. Each option shall become exercisable in the following four cumulative annual installments: 25% on the first anniversary date of the grant; an additional 25% on the second anniversary date of the grant; an additional 25% on the third anniversary date of the grant; and the last 25% on the fourth anniversary date of the grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.

         2.      (a)      The exercise price of this option is ______________
per share, which is not less than the fair market value of the Common Stock on the date of grant of this option, except that, if you own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then such exercise price is not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date of grant of this option.

                 (b) The exercise price per share shall be paid upon exercise of all or any part of each installment which has become exercisable by you in cash or check payable to the order of the Company, in whole shares of stock of the Company owned by the Optionee having a fair market value on the exercise date equal to the option price for the shares being purchased, or a combination of stock and cash or check payable to the order of the Company, equal in the aggregate to the option price for the shares being purchased.

         3. The minimum number of shares with respect to which this option may be exercised at any one time is ten (10) except as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than ten (10) shares, in





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which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares.

         4. The Company may require any optionee, or any person to whom an option is transferred under paragraph 7, as a condition of exercising the option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock; provided, however, that the requirement of providing such written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares issuable upon exercise of this option are then registered or qualified under the then applicable federal or state securities laws, or (ii) a determination is made by counsel for the Company that such assurances are not required in the circumstances under the then applicable federal or state securities laws.

         5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the 1993 Employee Plan, terminates on the date which is ten (10) years from the date of the grant as defined in the 1993 Employee Plan. This option shall terminate prior to the expiration of its term as follows: three (3) months after the termination of your employment with the Company, and its subsidiaries for any reason, unless
(a) such termination of employment is due to your permanent and total disability (within the meaning of Section 22(e)(3) of the Code), in which case the option shall terminate on the earlier of (i) the date which is ten (10) years from the date of the grant as defined in the 1993 Employee Plan or (ii) the later of (A) the date which is one (1) year after such termination of employment or (B) in the event you die during the period specified in (A) following such termination of employment, one (1) year following the date of your death; (b) such termination of employment is due to your death, in which case the option shall terminate on the earlier of the date which is ten (10) years from the date of the grant as defined in the 1993 Employee Plan or the date which is one (1) year after your death; or (c) termination of employment is for cause (as defined in the 1993 Employee Plan) whereupon this option terminates immediately unless such termination is waived by the Company. However, in any and all circumstances, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 1 of this option.

         6. This option may be exercised, to the extent specified above, by delivering ten (10) days written notice of exercise together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to paragraph 4.

         7. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.





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         8.      Any notices provided for in this option or the 1993 Employee
Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         9. This option is subject to all the provisions of the 1993 Employee Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation, the provisions of paragraph 5 of the 1993 Employee Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 1993 Employee Plan. In the event of any conflict between the provisions of this option and those of the 1993 Employee Plan, the provisions of the 1993 Employee Plan shall control.

         10. The Company is not providing you with advice, warranties, or representations regarding any of the legal or tax effects to you with respect to this grant. You are encouraged to seek legal and tax advice from your own legal and tax advisers as soon as possible.

         11. By accepting this grant and the shares of Common Stock covered thereby and by signing this instrument, you acknowledge that you are familiar with the terms of the grant and the 1993 Employee Plan, that you have been encouraged by the Company to discuss the grant and the 1993 Employee Plan with your own legal and tax advisers, and that you agree to be bound by the terms of the grant and the 1993 Employee Plan.

         12. Optionee acknowledges that federal and state income and payroll tax may apply upon exercise of this option or upon the disposition of shares acquired pursuant to the exercise of this option. If the Company determines, in its sole discretion, that withholding is required, Optionee agrees that such withholding may be accomplished with respect to the cash compensation (if any) due the Optionee from the Company. If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of the Company) to satisfy the full withholding obligation, Optionee agrees that at the election of the Company either: (a) Optionee will pay over to the Company the amount of cash or, if acceptable to the Company, property with a value necessary to satisfy such remaining withholding obligation on the date the option is exercised or at a time thereafter specified in writing by the Company; or (b) the Company may withhold an amount of optioned shares equal in value (as of the date of option exercise) to the amount of the remaining withholding obligation. Upon due notice from Optionee, the Company may satisfy the entire withholding obligation by withholding shares as provided in (b) above in lieu of withholding from the Optionee's cash compensation.

         Dated this ____ day of _______________, 19__.
                                  Very truly yours,





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                                        CU Bancorp



                                        By_________________________________
                                        Duly authorized on behalf of
                                        the Board of Directors



The undersigned:

         (a) Acknowledges receipt of the foregoing option and understands that all rights and liabilities with respect to this option are set forth in the option and the 1993 Employee Plan; and

         (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

                                        ___________________________________
                                        Optionee

                 Address:




Attachments:

         CU Bancorp 1993 Employee Stock Option Plan





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                 The details of your option are as follows:

                 xiv.         The total number of shares subject to this
                          option is ___________________ (____).  None of the
                          options will be exercisable during the first 12 months from the date of the grant. Each option shall become exercisable in the following four cumulative annual installments: 25% on the first anniversary date of the grant; an additional 25% on the second anniversary date of the grant; an additional 25% on the third anniversary date of the grant; and the last 25% on the fourth anniversary date of the grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.

                 xv.          The exercise price of this option is
                          ___________________________ ($____________) per
                          share, which is not less than the fair market value of the Common Stock on the date of the grant of this option.

                          (1)         The exercise price per share shall be
                                  paid upon exercise of all or any part of each installment which has become exercisable by you at the time the option is exercised in cash or check payable to the order of the Company, in whole shares of stock of the Company owned by the Optionee having a fair market value on the exercise date equal to the option price for the shares being purchased, or a combination of stock and cash or check payable to the order of the Company, equal in the aggregate to the option price for the shares being purchased.





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                 xvi.             The minimum number of shares with respect to
                              which this option may be exercised at any one time is ten (10) except as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than ten (10) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares.

                 xvii.            The Company may require any optionee, or any
                              person to whom an option is transferred under paragraph 7, as a condition of exercising the option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock; provided, however, that the requirement of providing such written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares issuable upon exercise of this option are then registered or qualified under the then applicable federal or state securities laws, or
                              (ii) a determination is made by counsel for the Company that such assurances are not required in the circumstances under the then applicable federal or state securities laws.

                 xviii.           The term of this option commences on the date
                              hereof and, unless sooner terminated as set forth below or in the 1993 Employee Plan, terminates on the date which is ten (10) years from the date of the grant as defined in the 1993 Employee Plan. This option shall terminate prior to the expiration of its term as follows: three (3) months after the termination of your employment with the Company and its subsidiaries for any reason, unless (a) such termination of employment is due to your permanent and total disability (within the meaning of Section 22(e)(3) of the Code), in which case the option shall terminate on the earlier of (i) the date which is ten (10) years from the date of the grant as defined in the 1993 Employee Plan or (ii) the later of (A) the date which is one (1) year after such termination of employment or (B) in the event you die during the period specified in (A) following such termination of employment, one (1) year following the date of your death;





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                              (b) such termination of employment is due to your
                              death, in which case the option shall terminate on the earlier of the date which is ten (10) years from the date of the grant as defined in the 1993 Employee Plan or the date which is one (1) year after your death; or (c) such termination of employment is for cause (as defined in the 1993 Employee Plan) whereupon this option terminates immediately unless such option termination is waived by the Company. However, in any and all circumstances, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 1 of this option.

                 xix.             This option may be exercised, to the extent
                              specified above, by delivering ten (10) days' written notice of exercise together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to paragraph 4.

                 xx. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

                 xxi.             Any notices provided for in this option or
                              the 1993 Employee Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

                 xxii.            This option is subject to all the provisions
                              of the 1993 Employee Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation, the provisions of paragraph 5 of the 1993 Employee Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may





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                              from time to time be promulgated and adopted
                              pursuant to the 1993 Employee Plan. In the event of any conflict between the provisions of this option and those of the 1993 Employee Plan, the provisions of the 1993 Employee Plan shall control.

                 xxiii.           The Company is not providing you with advice,
                              warranties, or representations regarding any of the legal or tax effects to you with respect to this grant. You are encouraged to seek legal and tax advice from your own legal and tax advisers as soon as possible.

                 xxiv.            By accepting this grant and the shares of
                              Common Stock covered thereby, and by signing this instrument, you acknowledge that you are familiar with the terms of the grant and the 1993 Employee Plan, that you have been encouraged by the Company to discuss the grant and the 1993 Employee Plan with your own legal and tax advisers, and that you agree to be bound by the terms of the grant and the 1993 Employee Plan.

                 xxv.             Optionee acknowledges that federal and state
                              income and payroll tax may apply upon exercise of this option. Optionee agrees that such withholding may be accomplished with respect to the cash compensation (if any) due the optionee from the Company. If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of the Company) to satisfy the full withholding obligation, optionee agrees that at the election of the Company either: (a) optionee will pay over to the Company the amount of cash or, if acceptable to the Company, property with a value necessary to satisfy such remaining withholding obligation on the date the option is exercised or at a time thereafter specified in writing by the Company; or (b) the Company may withhold an amount of optioned shares equal in value (as of the date of option exercise) to the amount of the





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                          remaining withholding obligation.  Upon due notice
                          from Optionee, the Company may satisfy the entire withholding obligation by withholding shares as provided in (b) above in lieu of withholding from the Optionee's cash contribution.

         Dated this _____ day of __________________, 19__.

                                                    Very truly yours,

                                                    CU Bancorp



By___________________________________
                                              Duly authorized on behalf of
                                              the Board of Directors





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The undersigned:

                          (1)         Acknowledges receipt of the foregoing
                                  option and understands that all rights and liabilities with respect to this option are set forth in the option and the 1993 Employee Plan; and

                          (2)         Acknowledges that as of the date of grant
                                  of this option, it sets forth the entire understanding between the undersigned optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.


                                               ______________________________
                                                         Optionee

                                  Address:     ______________________________

                                               ______________________________



Attachments:

CU Bancorp 1993 Employee Stock Option Plan





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